SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 28, 1998

                               Aegis Realty, Inc.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Maryland
                                    --------
                 (State or other Jurisdiction of Incorporation)


         1-13239                                         13-3967879
         -------                                         ----------
(Commission File Number)                    (IRS Employer Identification Number)


                     625 Madison Avenue, New York, NY 10022
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 421-5333

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report

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Item 5.  Other Events

A.       Governor's Square

On May 28, 1998, Aegis Realty, Inc. ("Aegis") acquired Governor's Square, a 183,339-square-foot neighborhood shopping center located in Montgomery, Alabama, for $8.2 million. The purchase price consisted of $6,968,562 in cash, which was provided from borrowings under Aegis' BankBoston $40 million line of credit (the "Facility") and with 94,726 Operating Partnership Units ("OP Units") of Aegis Realty Operating Partnership ("AROP"), whose sole general partner is Aegis, valued at $1,231,438. The OP Units are convertible to shares of common stock of Aegis on a one-to-one basis, subject to adjustment, on the one year anniversary of the closing date. The OP Units were issued at an agreed upon value of $13 per share. If as of the last trading day prior to the first anniversary of the closing date (the "Post-Closing Adjustment Date"), the Average Price Per Share (the "Average Price Per Share", as defined below) is less than $13.00, Aegis is obligated to issue additional units to the seller in the amount of the difference between (i) the quotient obtained by dividing $1,231,438 by the Average Price Per Share as of the Post-Closing Adjustment Date and (ii) 94,726. The Average Price Per Share shall mean, with respect to any given date, the average final closing price per share of the common stock of Aegis, ($.01 par value per share), as such closing price is set forth in the Wall Street Journal, American Stock Exchange Composite Transactions section, under the column "Close", unless otherwise unavailable or inaccurate, during the twenty (20) trading day period ending on such date.

Governor's Square is contiguous to one of Montgomery's two regional malls. As of July 6, 1998, the center is 86% leased and is anchored by Big Lots. Governor's Square will be managed by RCC Property Advisors ("RCCPA"), an affiliate of Related Aegis LP, the advisor to Aegis (the "Advisor").

B.       Marion City Square

On June 25, 1998, Aegis acquired Marion City Square, a 163,970-square-foot neighborhood shopping center located in Marion, North Carolina, the county seat of McDowell County, for $5.1 million in cash. Aegis financed the acquisition of Governor's Square entirely from borrowings under the Facility.

Included in the purchase was an undeveloped parcel of land adjacent to the center that Aegis may ultimately use for expansion of the center. As of July 6, 1998, Marion City Square is 83% leased and is anchored by Bi-Lo, Dollar General and Roses. Marion City Square will also be managed by RCCPA.

C.       Repayment of Cross Creek Apartments

On June 24, 1998 Walsh/Cross Creek L.P. (the "Owner"), the owner of Cross Creek Apartments ("Cross Creek") and an affiliate of the Advisor, sold Cross Creek to a third party for $23.4 million. The Owner then fully repaid its outstanding debt due to Aegis totaling $22,199,045 including a $16,971,528 FHA first mortgage loan, a $1,783,900 equity loan, a $3,060,000 additional loan made by Aegis to the Owner, a $286,948 prepayment penalty due Aegis on the FHA loan and accrued interest through the closing date of $96,669.

The interest income on the Cross Creek debt recognized during the fiscal year ending December 31, 1997 was $435,269., and for the three months ended March 31, 1998 was $433,141.


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Aegis used the repayment proceeds to reduce its outstanding debt under the
Facility. As of July 6, 1998, the outstanding balance of the Facility has been fully paid down.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(a).     Financial Statements

         Not Applicable

(b).     Pro Forma Financial Information

         Not Applicable

(c).     Exhibits

         99.1 June 29, 1998 Press Release "Aegis Realty, Inc. Acquires Two Neighborhood Shopping Centers Totaling $13.3 Million; Makes First Acquisition With Operating Partnership Units; Continues Disposition of Non-Core Assets."


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          Aegis Realty, Inc.
                                          (Registrant)



                                          BY: /s/ Stuart J. Boesky
                                              --------------------
                                              Stuart J. Boesky
                                              President

July 9, 1998